                                                                   EXHIBIT 10.65




                            ASSET PURCHASE AGREEMENT


                                    between


                                THE STEP COMPANY
                             a Georgia corporation
                                   as Seller


                                      and


                           BOLLINGER INDUSTRIES, L.P.
                          a Texas limited partnership
                                  as Purchaser




                         Effective: September 30, 1998
                            Dated: October 15, 1998

                               TABLE OF CONTENTS

         1.      DEFINITIONS

         2.      SALE, PURCHASE, AND LICENSE
                 (a)      Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (b)      Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (c)      Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (d)      Licenses and Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . .    4
                 (e)      Allocations of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (f)      Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (g)      Retained Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

         3.      SELLER'S REPRESENTATIONS AND WARRANTIES
                 (a)      Organization of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (b)      Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (c)      Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (d)      Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (e)      Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (f)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (g)      Events Subsequent to Most Recent Fiscal Year End  . . . . . . . . . . . . . . .    5
                 (h)      Absence of Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . .    5
                 (i)      Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (j)      Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (k)      Les Mills License . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (l)      Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 (m)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (n)      Liability Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (o)      Product Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (p)      Product Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (q)      Environment, Health, and Safety . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (r)      Notices and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (s)      Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (t)      Pending Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (u)      Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

         4.      PURCHASER'S AND BOLLINGER'S REPRESENTATIONS AND
                 WARRANTIES
                 (a)      Organization.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (b)      Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (c)      Authorization of Issuance of Stock Consideration  . . . . . . . . . . . . . . .   11
                 (d)      Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (e)      Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (f)      Pending Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

         5.      THE CLOSING
                 (a)      Date of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (b)      Items Delivered at the Closing  . . . . . . . . . . . . . . . . . . . . . . . .   12

         6.      INDEMNIFICATION BY SELLER
                 (a)      Retained Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (b)      Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (c)      Bulk Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

         7.      INDEMNIFICATION BY PURCHASER AND BOLLINGER
                 (a)      Assumed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (b)      Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (c)      Operation of the Business . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

         8.      LIMITATIONS ON INDEMNIFICATION OBLIGATIONS
                 (a)      Threshold Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (b)      Ceiling Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (c)      Sole Remedy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (d)      Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . .   15

         9.      POST-CLOSING AND OTHER MATTERS
                 (a)      Product Warranty and Returns After Closing  . . . . . . . . . . . . . . . . . .   15
                 (b)      Sales and Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (c)      Post Closing Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (d)      Prior Controversy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (e)      Stock Consideration, Stock Option Agreement, and Convertible Note   . . . . . .   16
                 (f)      Post-Closing Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

         10.     RECOUPMENT UNDER THE CONVERTIBLE NOTE
                 (a)      Right to Recoupment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 (b)      Recoupment Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (c)      Good Faith Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

         11.     MISCELLANEOUS
                 (a)      Resolution of Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (b)      Bulk Transfer Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 (c)      Press Releases and Public Announcements . . . . . . . . . . . . . . . . . . . .   19
                 (d)      No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (e)      Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (f)      Succession and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (g)      Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 (h)      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (i)      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (j)      Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (k)      Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (l)      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (m)      Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                 (n)      General Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (o)      Incorporation of Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (p)      Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

                            ASSET PURCHASE AGREEMENT

         This asset purchase agreement ("Agreement") is entered into by The Step Company, a Georgia corporation ("Seller"), Bollinger Industries, Inc., a Delaware corporation ("Bollinger") and Bollinger Industries, L.P., a Texas limited partnership ("Purchaser") (collectively the "Parties").

         Seller and Purchaser have reached an understanding with respect to the sale by Seller and the purchase by Purchaser of certain assets of Seller, as same are more particularly described in this Agreement.

         In consideration of the rights, obligations, representations, warranties, and covenants provided for in this Agreement, the Parties agree as follows.

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated below:

                 1. "Affiliate" means, with respect to any individual, partnership, limited liability company, corporation, unincorporated organization or association, trust (including the trustees thereof in their capacity as such) or other entity (collectively a "Person"), any other Person which either directly or indirectly controls, is controlled by or is under common control with the first Person.

                 2. "Body Pump Sublicense" means the sublicense agreement between Seller and Purchaser that is being executed contemporaneously with this Agreement.

                 3. "Business" means Seller's operations related to the manufacture, sale, marketing, and distribution of the Product in the United States, Mexico, and Puerto Rico (the "Territory") to the sporting goods, mass merchandising, and catalog retail market (the "Retail Market"); provided, however, that Seller is reserving and not selling its operations relating to:
(i) the manufacture, sale, marketing, and distribution of the Product to the health, fitness, and exercise club market, and (ii) direct sales to individual customers in the Territory through the Internet and other mediums, but specifically excluding the TV infomercial, QVC, Home Shopping Network, and other similar mediums (the rights to which are being acquired by Purchaser).

                 4. "Closing" means the closing of the sale and purchase of assets contemplated in this Agreement and described in SECTION 5 of this Agreement.

                 5. "Confidential Information" means any confidential information to the extent it relates to the conduct or details of the Business, including, without limitation, methods of operation, customers, customer and supplier lists, products, manufacturing and production processes and techniques, technical data, drawings, specification, pricing and cost lists, marketing plans and proposals, designs, technology, inventions, trade secrets, know-how, software, competitors, markets or other specialized information or proprietary matters.

                 6. "Consulting Agreement" means the consulting and noncompetition agreement between Seller and Purchaser that is being executed contemporaneously with this Agreement.

                 7.       "Effective Date" means September 30, 1998.

                 8. "Environmental, Health, and Safety Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, gasoline and other fuels, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

                 9. "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                 10. "Intellectual Property" means Seller's (1) inventions (whether patentable or unpatentable), patents, and improvements, modifications, and changes thereto, (2) trademarks, logos, trade names, and corporate names,
(3) copyrightable works, copyrights, and renewals in connection therewith, (4) Confidential Information, (5) other proprietary rights, and (6) copies and tangible embodiments thereof (in whatever form or medium) that are described on
EXHIBIT 1(j) and designated as either Seller owned or third party owned.

                 11. "Knowledge" when used in connection with any representation or warranty by Seller in this Agreement, or in any certificate delivered pursuant to this Agreement, and when used in phrases such as "to Seller's knowledge," "to the knowledge of Seller," "Seller has no knowledge," or other similar phrases, shall be construed to include all facts that the following persons actually knew, and all facts that the following persons should have reasonably concluded from the facts known, at the time such representation or warranty was made or effective: Richard P. Boggs, Lyle Ray Irwin, Terry Browning, and Mike Yardley.

                 12. "Les Mills License" means the license currently held by Seller with regard to the Body Pump, a copy of which is attached as EXHIBIT 1(l) to this Agreement.

                 13. "Personal Property" means those creative materials, advertising and promotional materials, and printed, multi-media, or written materials, customer and supplier lists, drawings, designs, specifications, pricing and cost lists, written technical data, and written marketing plans and proposals relating to the Business that are described on EXHIBIT 1(m).

                 14.      "Product" means those fitness products identified on
EXHIBIT 1(n).

                 15. "Step License" means the license agreement between Seller and Purchaser that is being executed contemporaneously with this Agreement.

                 16. "Registration Rights Agreement" means the agreement between Seller, Purchaser, and Bollinger concerning the registration of certain "Securities" (as therein defined) that is being executed contemporaneously with this Agreement.

                 17. "Stock Option Agreement" means the stock option agreement between Seller and Bollinger that is being executed contemporaneously with this Agreement.

         2.      SALE, PURCHASE, AND LICENSE.

                 1. PURCHASE AND SALE. On and subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of Seller, Bollinger, and Purchaser contained in this Agreement, at the Closing Purchaser purchases from Seller, and Seller sells, transfers, conveys, and sets over to Purchaser, as of the Effective Date, the Business as a going concern and all of Seller's right, title, and interest in the Personal Property and the other assets set forth on EXHIBIT 2(a) for the consideration specified in this Section.

                 2. PURCHASE PRICE. The total consideration for the purchase and sale is $3,575,000 plus the market value of the Stock Consideration (as defined below) on the Effective Date (the "Purchase Price").

                 3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

                          1.      a cash payment of $2,175,000 delivered to
Seller by a wire transfer of immediately available federal funds to the bank account designated by Seller (the "Closing Cash Payment");

                          2.      the delivery to Seller of the convertible
promissory note in the principal amount of $1,400,000 in a form agreed to by Purchaser and Seller (the "Convertible Note"); and

                          3.      the delivery to Seller of 300,000 restricted
common shares of Bollinger (the "Stock Consideration").

                 4. LICENSES AND STOCK OPTION AGREEMENT. As a condition to the Closing and as a part of the consideration for this Agreement, Seller and Purchaser and/or Bollinger, as the case may be, agree to enter into at the Closing the Step License, Body Pump Sublicense, Consulting Agreement, Registration Rights Agreement, and Stock Option Agreement.

                 5. ALLOCATIONS OF PURCHASE PRICE. The Parties shall mutually agree on an allocation of the Purchase Price to the Personal Property and complete EXHIBIT 2(e) with such allocation. Seller and Purchaser further agree that (1) these allocations shall be made as provided in Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), (2) each shall file Form 8594 (Asset Allocation Statement Under Section 1060) on a timely basis for reporting the allocation, (3) the filing shall be consistent with the allocations set forth on EXHIBIT 2(E), and (d) neither will take any position on its respective income tax return that is inconsistent with the allocation.

                 6. ASSUMED LIABILITIES. At Closing, Purchaser assumes, and agrees to pay, perform, and discharge in accordance with their respective terms, the agreements, liabilities, and obligations of Seller that are described on EXHIBIT 2(f) (the "Assumed Liabilities").

                 7. RETAINED LIABILITIES. Except for the Assumed Liabilities, Purchaser does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any other document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness of Seller including, without limitation, any liabilities or obligations with respect to defective products sold by Seller prior to Closing, except to the limited extent provided for in SECTION 9(A), whether primary or secondary, direct or indirect (the "Retained Liabilities").

         3. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser and Bollinger that the statements contained in this Section are correct and complete as of the Closing Date (unless another date for such representation and warranty is specifically set forth in this Agreement).

                 1. ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and such other states or jurisdictions where the failure to so qualify would have a material, adverse effect on its Business or the Personal Property.

                 2. AUTHORIZATION OF TRANSACTION. Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller has authorized the execution, delivery, and performance of this Agreement by Seller.

                 3. NONCONTRAVENTION. Except as described on EXHIBIT 3(C), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (1) violate any statute, regulation, order, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller, or (2) cause a breach, default, or termination with regard to any rights to the Intellectual Property or any other contract rights.

                 4. BROKERS' FEES. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser or Bollinger could become liable or obligated.

                 5. TITLE. Except as described on EXHIBIT 3(E), Seller has good and marketable title to, or a valid contract interest in, the Personal Property, free and clear of all liens, security interests, obligations, or encumbrances.

                 6. FINANCIAL STATEMENTS. The financial data of Seller relating to the Business which is described on EXHIBIT 3(f) and which has been supplied to Purchaser presents fairly the financial condition and the results of operations of the Business and is correct and complete in all material respects.

                 7. EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. There has not been any material adverse change in the business, financial condition, operations, or results of operations of Seller since December 31, 1997.

                 8. ABSENCE OF UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities due or to become due, whether incurred in or in respect of or measured by the income of Seller or arising out of transactions entered into, that will encumber the Personal Property or the Business after the Closing Date other than the Assumed Liabilities and Seller's obligations under the Les Mills License.

                 9. LEGAL COMPLIANCE. Seller is in compliance in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof). Except as set forth on EXHIBIT 3(i) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending against Seller, and no notice of same has been received by Seller, alleging any failure so to comply.

                 10.      TAX MATTERS.

                          1.      Seller has filed, within the applicable time
period including extensions, all local, state, and federal income, informational, franchise, sales, and other tax returns of any nature and type that it is required to file, all such tax returns were correct and complete in all material respects, and all taxes, fees, penalties, interest, or other expenses related thereto have been paid in full or provision has been made by Seller therefor.

                          2.      Seller has withheld and paid all taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                          3.      There is no dispute or claim concerning any
tax liability or similar liability of Seller pending or, to the knowledge of Seller, threatened by any taxing authority.

                          4.      The federal identification number of Seller
as set forth on the signature page of this Agreement is correct.

                          5.      Seller is not subject to backup withholding
because it is exempt from backup withholding or it has not been notified by the Internal Revenue Service that it is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified it that it is no longer subject to backup withholding.

                 11. LES MILLS LICENSE. EXHIBIT 1(l) is a true, correct, and complete copy of the Les Mills License (as amended to date), and with respect to the Les Mills license:

                          1. it is legal, valid, binding, enforceable, and in full force and effect;

                          2.      it will continue to be legal, valid, binding,
enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement;

                          3.      to the knowledge of Seller no party to the
Les Mills License is in breach or default, and no event has occurred which with notice of default would permit termination, modification, or acceleration thereunder;

                          4.      to the knowledge of Seller no party to the
license has repudiated any provision thereof;

                          5.      to the knowledge of Seller the Product that
is the subject of the Les Mills License is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                          6.      to the knowledge of Seller no action, suit,
proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying Product which is the subject matter of the Les Mills License; and

                          7.      Seller has not granted any sublicense or
similar right with respect to the Retail Market under the Les Mills License except pursuant to this Agreement and as set forth on EXHIBIT 3(k)(7).

                 12.      INTELLECTUAL PROPERTY.

                          1.      Seller owns, or has the right to use pursuant
to a license, sublicense, agreement, or permission, all the Intellectual Property necessary for the operation of the Business as currently conducted. Each item of Intellectual Property set forth on EXHIBIT 3(l)(1) will be licensed for use to Purchaser pursuant to the Step License or the Body Pump Sublicense.

                          2.      Except as disclosed on EXHIBIT 3(l)(2), to
the knowledge of Seller, Seller's use of the Intellectual Property identified on EXHIBIT 3(l)(1) is not interfering with, infringing upon, misappropriating, or otherwise coming into conflict with any intellectual or confidential property rights of third parties, and except as set forth on EXHIBIT 3(l)(2) Seller has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any intellectual or confidential property rights of any third party). To the knowledge of Seller, except as set forth on EXHIBIT 3(l)(2), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Seller that are the subject of this Agreement.

                          3.      With regard to Seller's Intellectual
Property, EXHIBIT 1(j) identifies each (A) patent or registration issued to Seller, (B) pending patent application or application for registration which Seller has made with respect to the Business, and (C) license, agreement, or other permission which Seller has granted to any third party with respect to the Retail Market in the Territory. Seller has made available to Purchaser correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Purchaser correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. EXHIBIT 1(j) also identifies each trade name or unregistered trademark used by Seller in its Business. As to each of the foregoing items described in this SECTION 3(l)(3):

                                  1.       Seller possesses such right, title,
and interest in and to the item, free and clear of any lien, security interests, encumbrance, license, or other restriction with respect to the Retail Market in the Territory, sufficient for Seller to perform its obligations to Purchaser and Bollinger as contemplated by this Agreement;

                                  2.       to the knowledge of Seller the item
is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                  3.       no action, suit, proceeding,
hearing, investigation, charge, complaint, claim, or demand is pending, or to the knowledge of Seller is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                  4.       Except as disclosed on EXHIBIT
3(l)(3), Seller has never agreed to any infringement, misappropriation, or other conflict with respect thereto.

                          4.      EXHIBIT 1(j) identifies each item of
Intellectual Property that a third party owns and Seller uses in the Business pursuant to any license, sublicense, agreement, or permission. Seller has made available to the Purchaser correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property described in this SECTION 3(l)(4):

                                  1.       the license, sublicense, agreement,
or permission covering such item is legal, valid, binding, enforceable, and in full force and effect;

                                  2.       such license, sublicense, agreement,
or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                  3.       to the knowledge of Seller no party
to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice of default would permit termination, modification, or acceleration thereunder;

                                  4.       to the knowledge of Seller no party
to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                                  5.       to the knowledge of Seller with
respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) are true and correct with respect to the underlying license;

                                  6.       to the knowledge of Seller the
underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                  7.       to the knowledge of Seller no
action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                                  8.       Except as set forth on EXHIBIT
3(K)(7), Seller has not granted any sublicense or similar right with respect to the Retail Market in the Territory under the license, sublicense, agreement, or permission.

                 13. LITIGATION. EXHIBIT 3(m) sets forth each instance in which Seller (1) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (2) is a party, or to the knowledge of Seller is threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits proceedings, hearings, and investigations set forth in EXHIBIT 3(m) is expected to result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Business to be acquired by Purchaser.

                 14. LIABILITY CLAIMS. EXHIBIT 3(n) sets forth with regard to Product items sold in the Business prior to Closing: (1) each claim for coverage that has been filed by Seller since December 31, 1996 under any liability insurance policy, and (2) each event or occurrence since December 31, 1996 in respect of which a claim for coverage under any liability insurance policy could have been or could be filed by Seller if it chose to do so.

                 15. PRODUCT WARRANTY. Based on Seller's knowledge, all of the Product manufactured, sold, leased, or delivered by Seller has been in substantial conformity with all applicable contractual commitments and all express and implied warranties, if any, and: (1) except for claims described on Exhibits to this Agreement, Seller has no knowledge of any liability for replacement or repair thereof or other damages in connection therewith other than claims in the normal course of past business operations, and (2) except for claims described on the Exhibits to this Agreement, to the knowledge of Seller there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability for replacement or repair thereof or other damages in connection therewith. None of the Product manufactured, sold, leased, or delivered by Seller is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease, and Seller has furnished a written copy of such standard terms and conditions to Purchaser and designated in writing the materials so furnished.

                 16. PRODUCT LIABILITY. To the knowledge of Seller, except as set forth on EXHIBIT 3(p), Seller has no liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of the Product manufactured, sold, leased, or delivered by Seller in the course of its prior operations of the Business.

                 17.      ENVIRONMENT, HEALTH, AND SAFETY

                          1.      To the knowledge of Seller, Seller and its
Affiliates are in compliance in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is pending that alleges any failure so to comply. Without limiting the generality of the preceding sentence, Seller and its Affiliates have obtained and are in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under the Environmental, Health, and Safety Laws.

                          2.      To the knowledge of Seller, Seller and its
Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller that would give rise to any liability of Purchaser (1) for damage to any site, location, or body of water (surface or subsurface), (2) for any illness of or personal injury to any employee or other individual, or (3) otherwise under any Environmental, Health, and Safety Law.

                          3.      To the knowledge of Seller, all properties
and equipment used in the Business of Seller and its Affiliates are free of Extremely Hazardous Substances.

                 18. NOTICES AND CONSENTS. Except for Bulk Sale notices, Seller has given all notices, has obtained all third party consents, has made all filings, and has obtained all authorizations, consents, and approvals necessary for the consummation of this Agreement in accordance with its terms.

                 19. OPERATION OF BUSINESS. Since January 1, 1998 and with regard to the Business, Seller has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of the Business (other than transactions contemplated by this Agreement), and Seller has maintained normal business relationships with its lessors, licensors, suppliers, customers, and employees.

                 20. PENDING ACTIONS. No action, suit, or proceeding relating to Seller or one of its Affiliates is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, or foreign jurisdiction or before any arbitrator that would (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the statements or representations in this Agreement to be rescinded following consummation, or (3) affect adversely the right of Purchaser to operate the Business after the Closing.

                 21. DISCLOSURE. To the knowledge of Seller, the representations and warranties contained in this Section do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section not misleading.

         4. PURCHASER'S AND BOLLINGER'S REPRESENTATIONS AND WARRANTIES. Purchaser and Bollinger, jointly and severally, represent and warrant to Seller that the statements contained in this Section are correct and complete as of the date of the Closing Date (unless another date for such representation and warranty is specifically set forth in this Agreement).

                 1. ORGANIZATION. Each of Purchaser and Bollinger are duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and authorized to conduct its business in such other jurisdictions as are necessary for the consummation of this Agreement.

                 2. AUTHORIZATION OF TRANSACTION. Each of Purchaser and Bollinger has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser and Bollinger, enforceable in accordance with its terms and conditions.

                 3.       AUTHORIZATION OF ISSUANCE OF STOCK CONSIDERATION.
The authorization, issuance, sale, and delivery of the Stock Consideration pursuant to this Agreement have been duly authorized by all requisite corporate action on the part of Bollinger and, when issued, sold, and delivered in accordance with this Agreement and the terms of Bollinger's Certificate of Incorporation, the Stock Consideration will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, free and clear of all encumbrances and not subject to preemptive or similar rights as to the stockholders of Bollinger.

                 4. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (1) violate any statute, regulation, order, or other restriction of any government, governmental agency, or court to which Purchaser or Bollinger is subject or any provision of the articles of incorporation and bylaws of Bollinger or the limited partnership agreement of Purchaser, or (2) cause a breach, default, termination, or acceleration of any contracts or agreements by which Bollinger or Purchaser are bound.

                 5. BROKERS' FEES. Neither Bollinger nor Purchaser has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                 6. PENDING ACTIONS. No action, suit, or proceeding relating to Purchaser or Bollinger or any of their Affiliates is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, or foreign jurisdiction or before any arbitrator that would (1) prevent consummation of any of the transactions contemplated by this Agreement,
(2) cause any of the statements or representations in this Agreement to be rescinded following consummation, or (3) affect adversely the ability of Purchaser or Bollinger to perform their obligations under this Agreement or any document or agreement executed in connection herewith after the Closing.

         5.      THE CLOSING.

                 1. DATE OF CLOSING AND EFFECTIVE DATE. The Closing is taking place on the date of the signing of this Agreement. For purposes of accounting between Seller and Purchaser with respect to Product sales and shipments, the Parties agree that the Effective Date shall be controlling and further agree to the settlement procedures in SECTION 9(f) for determining these amounts.

                 2.       ITEMS DELIVERED AT THE CLOSING.

                          1.      BY SELLER.  Seller has delivered to Purchaser
each of the following items:

                                  1.       Certificate of existence issued by
the Secretary of State of Georgia and dated within fifteen (15) days of the Closing Date, and a copy of the board of director consents approving this Agreement;

                                  2.       a quitclaim to Purchaser of all of
Seller's right, title, and interest in and to U.S. Patent No. 5,169,360, No. 5,213,554, and Des. 330,234 along with a letter from Seller with regard to the circumstances involving the failure of Seller to file appropriate reinstatements of such patent; and

                                  3.       Properly authorized and executed
originals of the Body Pump Sublicense, Consulting Agreement, Step License, Registration Rights Agreement, and Stock Option Agreement.

                          2.      BY PURCHASER.  Purchaser and/or Bollinger, as
appropriate, has delivered or caused to be delivered to Seller each of the following items:

                                  1.       the Closing Cash Payment,
Convertible Note, and Stock Consideration; and

                                  2.       properly authorized and executed
originals of the Body Pump Sublicense, Consulting Agreement, Step License, Registration Rights Agreement, and Stock Option Agreement.

         6.      INDEMNIFICATION BY SELLER.  Subject to the provisions of
SECTION 8 AND 9(a), Seller agrees to defend, indemnify and hold Purchaser and Bollinger harmless against any claims, expenses, judgements, attorney fees, penalties, fines, damages, and losses incurred by Purchaser or Bollinger and arising out of the following items:

                 1.       RETAINED LIABILITIES.  The Retained Liabilities;

                 2. DAMAGES. Any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Seller under this Agreement or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Purchaser or Bollinger by Seller pursuant to this Agreement, or in connection with the transactions contemplated hereby; and

                 3. BULK TRANSFERS. The Parties not complying with all applicable bulk transfer laws, including but not limited to the notice provisions of same.

         In the event that Purchaser or Bollinger receives notice of any claim against it or Seller with respect to the foregoing, Purchaser or Bollinger shall promptly notify Seller of same and Seller shall compromise or defend same through counsel of its own choosing (who shall be the counsel set forth in SECTION 11(i) or other counsel reasonably satisfactory to Purchaser), with Seller further agreeing to inform Purchaser and Bollinger, as appropriate, in writing from time to time as is reasonable regarding the status of such claim.

         7. INDEMNIFICATION BY PURCHASER AND BOLLINGER. Subject to the provisions of SECTION 8 AND 9(a), Purchaser and Bollinger, jointly and severally, agree to defend, indemnify and hold Seller harmless against for claims, expenses, judgements, attorney fees, penalties, fines, damages, and losses incurred by Seller and arising out of the following items:

                 1.       ASSUMED LIABILITIES.  The Assumed Liabilities;

                 2. DAMAGES. Any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of Purchaser or Bollinger under this Agreement or from any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to Seller by Purchaser or Bollinger pursuant to this Agreement, or in connection with the transactions contemplated hereby; and

                 3. OPERATION OF THE BUSINESS. Purchaser's operation of the Business after the Closing.

         In the event that Seller receives notice of any claim against it or Purchaser or Bollinger with respect to the foregoing, Seller shall promptly notify Purchaser and Bollinger of same and Purchaser and/or Bollinger, as appropriate, shall compromise or defend same through counsel of its own choosing (who shall be the counsel set forth in SECTION 11(i) or other counsel reasonably satisfactory to Seller), with Purchaser and Bollinger further agreeing to inform Seller in writing from time to time as is reasonable regarding the status of such claim.

         8. LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Notwithstanding the provisions of SECTIONS 6 and 7, but exclusive of the obligations provided for in subsections (a) and (b) of SECTION 9:

                 1. THRESHOLD AMOUNT. Seller shall have no obligation to Purchaser for any claim for indemnification pursuant to SECTION 6 unless and until the aggregate amount of all losses payable pursuant to SECTION 6 is at least $35,000, but once such threshold is reached, Seller shall be liable for all indemnification amounts payable under SECTION 6 without regard to such threshold.

                 2. CEILING AMOUNT. Seller's maximum aggregate liability pursuant to SECTION 6 shall not exceed $2,200,000.

                 3. SOLE REMEDY. The indemnification provided in SECTIONS 6 and 7 shall be the sole and exclusive remedy after the Closing Date for damages available to the Parties for the breach of any of the terms, conditions, representations, or warranties contained in this Agreement; provided, however, that nothing contained herein shall be deemed to prohibit Seller, Purchaser or Bollinger from applying to a court of competent jurisdiction for injunctive or other equitable relief.

                 4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller, Bollinger, and Purchaser in this Agreement shall survive the Closing for a period of two (2) years. After such date, neither Party may bring a claim for indemnification under this Agreement unless notice of such claim was provided to the appropriate Party prior to the end of such period.

         9.      POST-CLOSING AND OTHER MATTERS.

                 1.       PRODUCT WARRANTY AND RETURNS AFTER CLOSING.
Purchaser agrees to perform all warranty work related to the Product sold by Seller in the Business prior to the Effective Date and similarly agrees to accept all customer returns of products sold by Seller in the Business prior to the Effective Date. Product returns and warranty after the Effective Date shall be the obligation of Purchaser.

                 2. SALES AND TRANSFER TAXES. Following the Closing, Seller shall pay when due all sales and transfer taxes arising under Georgia law, if any, payable in connection with this Agreement and the conveyances, assignments, transfers, and deliveries to be made to Purchaser under this Agreement. Following the Closing, Purchaser shall pay when due all sales and transfer taxes arising under Texas law, if any, payable in connection with this Agreement and the conveyances, assignments, transfers, and deliveries to be made to Purchaser under this Agreement.

                 3. POST CLOSING INSURANCE. Seller shall maintain in full force and effect each of the liability insurance policies listed on
EXHIBIT 9(c) for a period of three (3) years following the Closing Date; provided, however, that Seller may replace such policies with policies providing coverage on terms and in amounts not materially less than the terms and amounts of coverage set forth on the Exhibit.

                 4. PRIOR CONTROVERSY. Seller has previously filed an action against Bollinger in United States District Court for the Northern District of Georgia under Cause #1-98-CV-0351 for an alleged infringement or misappropriation by Purchaser and/or Bollinger of the Intellectual Property, and such action has been dismissed by Seller without prejudice.
Notwithstanding the dismissal without prejudice, the Parties agree that the completion of the Closing under this Agreement shall resolve all questions and issues related to such allegations and any and all other claims that Seller has made, may have made, or may make against Purchaser and/or Bollinger, or an Affiliate of either, for any and all actions and inactions of Purchaser and/or Bollinger, or an Affiliate of either, with regard to the Product, or products similar thereto, and the Intellectual Property prior to the Closing.

                 5. STOCK CONSIDERATION, STOCK OPTION AGREEMENT, AND CONVERTIBLE NOTE. With regard to the Bollinger common stock that Seller receives as the Stock Consideration and the Bollinger common stock or other securities that it may receive under the Stock Option Agreement and the Convertible Note:

                          1.      PURCHASE ENTIRELY FOR OWN ACCOUNT.  This
Agreement is made with Seller in reliance upon Seller's representation to Company and Bollinger, which by Seller's execution of this Agreement Seller hereby confirms, that: (A) the Stock Consideration and any Bollinger common stock or other securities that Seller may receive under the Convertible Note and/or the Stock Option Agreement (collectively the "Securities") are being and will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws; and (B) Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person with respect to any of the Securities.

                          2.      RELIANCE UPON SELLER'S REPRESENTATIONS.  The
Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder is exempt from registration under the Securities Act pursuant to
Section 4(2) thereof, and Company's and Bollinger's reliance on such exemption is predicated on Seller's representations set forth herein.

                          3.      RECEIPT OF INFORMATION.  Seller believes that
it has received all the information Seller considers necessary or appropriate for deciding whether to receive the Securities as consideration under this Agreement. Seller has had an opportunity: (A) to ask questions and receive answers from Company and Bollinger regarding the terms and conditions of the Securities and regarding the business, properties, prospects and financial condition of Company and Bollinger, and (B) to obtain additional information (to the extent Company or Bollinger possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access.

                          4.      INVESTMENT EXPERIENCE AND COUNSEL.  Seller is
experienced in evaluating and investing in securities of companies such as Bollinger, is represented by legal and/or investment advisory counsel with regard to this Agreement or has voluntarily elected to forego such counsel, can bear the economic risk of its investment in the Securities, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

                          5.      ACCREDITED INVESTOR.  Holder is an
"accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                          6.      RESTRICTED SECURITIES.  The Securities may
not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and, in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely.

                          7.      LEGENDS.  Each certificate evidencing
Bollinger common stock issuable pursuant to this Agreement may include a legend in substantially the following form:

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE

         TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO COMPANY, REGISTRATION UNDER SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

                 6. POST-CLOSING SETTLEMENT. Within fifteen (15) days after the Closing, Seller shall prepare a settlement statement (the "Settlement Statement") and make available to Purchaser all records necessary for Buyer to review and confirm the accuracy of the Settlement Statement. The Settlement Statement shall set forth the Product sales and shipments after September 30, 1998 and the freight and other direct, third party charges attributable to such sales and shipments. Within five (5) days after Purchaser's receipt of the Settlement Statement, Purchaser shall deliver to Seller a written report which contains any changes which Purchaser proposes to the Settlement Statement and any requests for additional information Purchaser requests. Within five (5) days after Seller's receipt of Purchaser's written report, Seller shall respond in writing to Purchaser's written report. If the Purchaser and Seller reach an agreement with respect to the payment due to either Purchaser or Seller under the Settlement Statement, then any amount owed shall be paid within five (5) days of such agreement.

         10.     RECOUPMENT UNDER THE CONVERTIBLE NOTE.

                 1. RIGHT TO RECOUPMENT. If any amounts are determined to be recoverable by Purchaser from Seller under the provisions of SECTION 6, Purchaser shall have the option of recouping all or any part of such amounts (in lieu of obtaining any indemnification to which it is entitled under SECTION 6 or otherwise under this Agreement) by notifying Seller that Purchaser is treating the recoverable amount as a prepayment of principal, and accrued interest thereon, on the Convertible Note. Purchaser's right of recoupment under this Section shall not be Purchaser's sole remedy, and Purchaser may elect to pursue its other rights under this Agreement.

                 2. RECOUPMENT PROCEDURES. If Purchaser elects to proceed under this Section, it shall provide written notice to Seller, and such notice shall contain a reasonably detailed explanation of the subject matter of the recoupment item and any appropriate supporting documents. Within thirty
(30) days after Seller's receipt of the notice, Seller shall deliver to Purchaser a written response that contains any changes which Seller proposes to the recoupment item and any requests for additional information that Seller requests. Within ten (10) days after

Purchaser's receipt of Seller's written response, Purchaser shall respond in writing to Seller's written response. If the Seller and Purchaser reach an agreement with respect to the recoupment item, any amount owed shall be paid within ten (10) days of such agreement.

                 3. GOOD FAITH EFFORTS. Purchaser, Bollinger, and Seller shall each use its reasonable good faith efforts to agree with respect to any proposed recoupment items no later than thirty-five (35) days after Seller's receipt of the written notice under subsection (b) above. If an agreement has not been reached within such thirty-five (35) day period, the matter shall be resolved as provided in EXHIBIT 11(a). If Seller does not pay the amount owed within the ten (10) day period under the last sentence of subsection (b) above, Purchaser may set-off the recoupment item against the Convertible Note as provided for in subsection (a) above. If Purchaser elects such set-off, it shall provide written notice to Seller as to the amount and the method of the set-off.

         11.     MISCELLANEOUS.

                 1. RESOLUTION OF DISPUTES. The Parties hereby acknowledge that they will first attempt in good faith to resolve their disputes through direct negotiation within thirty (30) days of the date either Party notifies the other Party of the existence of a dispute. If a shorter time period is indicated by the circumstances, the Parties agree that the time period shall be reduced accordingly. If a matter remains unresolved between the Parties after such time period for negotiations, the matter shall be submitted to arbitration under the procedures set forth in EXHIBIT 11(a).

                 2. BULK TRANSFER LAWS. The Parties agree that the applicable provisions, if any, of the Georgia state laws related to bulk transfers (as that term is defined in the Uniform Commercial Code or other applicable statutes of each such state) shall be waived in that Seller shall not be required to comply with the terms thereof. As consideration for such waiver by Purchaser, Seller does hereby agree to defend, indemnify, and hold Purchaser and Bollinger harmless from, any claim of creditors, other Persons or governmental entities that assert claims against either Seller or Purchaser or Bollinger that would have been otherwise eliminated in the event that Purchaser had required Seller to satisfy the provisions of the applicable bulk transfer laws prior to the date of the closing of the transactions contemplated by this Agreement.

                 3. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Neither Party may issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Party; provided that Purchaser and Bollinger may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning Bollinger's publicly-traded securities. If such a press release or announcement is made by Purchaser or Bollinger, it agrees to use its reasonable best efforts to advise Seller prior to making the disclosure.

                 4. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, and the successors and assigns of the Parties as permitted by this Agreement.

                 5. ENTIRE AGREEMENT. It is expressly agreed by Seller, Bollinger, and Purchaser, as a material consideration for the execution of this Agreement, that this Agreement is intended by the parties to be the final, complete, and exclusive embodiment of their agreement regarding the subject matter of this Agreement; that there are, and were, no oral representations, warranties, understandings, stipulations, agreements, or promises pertaining to this Agreement or any expressly mentioned written documents that are not incorporated in writing in this Agreement, and none shall be binding.

                 6. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Purchaser and/or Bollinger may designate one or more of its Affiliates to perform its obligations hereunder (provided that such designation shall not relieve Purchaser and/or Bollinger of its obligations hereunder) and may make a collateral assignment of its rights under this Agreement to any institutional lender who provides funds to Purchaser for the acquisition of the Personal Property and the Business.

                 7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                 8. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 9. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given after five (5) business days if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below or immediately if it is hand delivered during normal business hours to the addresses set forth below:

    If to Seller:                     The Step Company
                                      Attn: Mr. Richard P. Boggs
                                      2250 Newmarket Parkway, Suite 130
                                      Marietta, Georgia 30067
                                      Telephone:     770-859-9292
                                      Telecopy:      770-956-0578

            With Copy To:                 Troutman Sanders L.L.P.
                                          Attn: Joel S. Goldman
                                          600 Peachtree Street N.E., Suite 5200
                                          Atlanta, Georgia 30308-2216
                                          Telephone:       404-885-3144
                                          Telecopy:        404-885-3995

    If to Purchaser                   Bollinger Industries, L.P.
    or Bollinger:                     Attn:  Glenn Bollinger
                                      602 Fountain Parkway
                                      Grand Prairie, Texas  75050
                                      Telephone:     972-343-1122
                                      Telecopy:      972-343-1199

            With a copy to:               George T. Johns
                                          Tracy & Holland, L.L.P.
                                          306 West Seventh Street - Suite 500
                                          Fort Worth, Texas  76102-4982
                                          Telephone:       817-335-1050
                                          Telecopy:        817-332-3140

                 Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

                 10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

                 11. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser, Bollinger, and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 12. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                 13. EXPENSES. Purchaser, Bollinger, and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, unless another provision for an expense or fee is specifically set forth in this Agreement.

                 14. GENERAL RULES OF CONSTRUCTION. This Agreement shall not be strictly construed against either Purchaser, Bollinger, or Seller. No remedy or election given by any provision in this Agreement shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity. The parties acknowledge that each party (and its counsel, if any) has had the opportunity to review and revise this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto.

                 15. INCORPORATION OF EXHIBITS. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                 16. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other party shall be entitled to an injunction or injunctions (without the need to post any bond or security) to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

         The Parties have executed this Agreement on October 15, 1998.

BOLLINGER INDUSTRIES, L.P.                 THE STEP COMPANY

By:                                        By:
   -------------------------------            -------------------------------
Glenn D. Bollinger, CEO of                 Richard P. Boggs,
Bollinger Operating Corp.,                 President
its general partner
Fed. ID# 75-2502573                        Fed. ID# 58-1884312

The undersigned individual shareholders of Seller execute this Agreement for purposes of:

         1. jointly and severally affirming the representations and warranties set forth in Section 3;

         2. agreeing to jointly and severally provide to Purchaser and Bollinger the indemnity and other obligations of Seller under Section 6;

         3. jointly and severally agreeing to the obligations of Seller under Section 9 and Section 11(b).

-------------------------------            -------------------------------
Richard P. Boggs                           Lyle Ray Irwin

         Exhibit 1(j)                      Intellectual Property
         Exhibit 1(l)                      Les Mills License
         Exhibit 1(m)                      Personal Property
         Exhibit 1(n)                      Product
         Exhibit 2(a)                      Other Assets
         Exhibit 2(e)                      Allocation of Purchase Price
         Exhibit 2(f)                      Assumed Liabilities
         Exhibit 3(c)                      Noncontravention (Seller)
         Exhibit 3(e)                      Title
         Exhibit 3(f)                      Financial Statements
         Exhibit 3(i)                      Legal Compliance
         Exhibit 3(k)(7)                   Les Mills Sublicenses
         Exhibit 3(l)(1)                   Intellectual Property Licensed to Purchaser
         Exhibit 3(l)(2)                   Exceptions to Intellectual Property Representations
         Exhibit 3(l)(3)                   Intellectual Property
         Exhibit 3(m)                      Litigation
         Exhibit 3(n)                      Liability Claims
         Exhibit 3(p)                      Product Liability
         Exhibit 9(c)                      Post Closing Insurance
         Exhibit 11(a)                     Arbitration Procedures

List of schedules to the Asset Purchase Agreement by and among Bollinger Industries, Inc., The Step Company, and Bollinger Industries, L.P. dated as of October 15, 1998, which are not filed herewith:



          SCHEDULE                           DESCRIPTION
          --------                           -----------

          1(j)                          Intellectual Property
          1(l)                          Les Mills License
          1(m)                          Personal Property
          1(n)                          Product
          2(a)                          Other Assets
          2(e)                          Allocation of Purchase Price
          2(f)                          Assumed Liabilities
          3(c)                          Noncontravention (Seller)
          3(e)                          Title
          3(f)                          Financial Statements
          3(i)                          Legal Compliance
          3(k)(7)                       Les Mills Sublicenses
          3(l)(1)                       Intellectual Property Licensed to
                                        Purchaser
          3(l)(2)                       Exceptions to Intellectual
                                        Property Representations
          3(l)(3)                       Intellectual Property
          3(m)                          Litigation
          3(n)                          Liability Claims
          3(p)                          Product Liability
          9(c)                          Post Closing Insurance
          11(a)                         Arbitration Procedures

The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.